Exhibit 1.1

PILGRIM’S PRIDE CORPORATION

(a Delaware corporation)

7,500,000 Shares

Common Stock

UNDERWRITING AGREEMENT

Dated: May 12, 2008

PILGRIM’S PRIDE CORPORATION

(a Delaware corporation)

7,500,000 Shares

Common Stock

UNDERWRITING AGREEMENT

May 12, 2008

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to Lehman Brothers Inc. (the “Underwriter”) 7,500,000 shares (the “Stock”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriter.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter, and agrees with the Underwriter, as follows:

(i) Registration Statement; Certain Terms. An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 in respect of the Stock (File No. 333-130113) (i) has been prepared by the Company in conformity with the requirements of the 1933 Act, and the rules and regulations (the “1933 Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the 1933 Act not earlier than the date that is three years prior to the Closing Time (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the 1933 Act. Copies of such registration statement, including any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein), have been delivered by the Company to the Underwriter. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 8:30 a.m. (New York City time) on the day after the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Stock;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and the orally conveyed pricing information, in each case, as identified on Schedule A hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the 1933 Act Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Stock became, or is deemed to have become, effective under the 1933 Act in accordance with the 1933 Act Regulations (including pursuant to Rule 430B of the 1933 Act Regulations);

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

“Preliminary Prospectus” means any preliminary prospectus relating to the Stock, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and provided to the Underwriter for use by the Underwriter;

“Prospectus” means the final prospectus relating to the Stock, including the Base Prospectus and the final prospectus supplement thereto relating to the Stock, as hereafter filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and provided to the Underwriter for use by the Underwriter; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the 1933 Act Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations (the “1934 Act Regulations”) of the Commission thereunder, after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act after the Effective Date that is incorporated by reference in the Registration Statement.

(ii) Compliance with Registration Requirements.

(1) The Company has not received any notice that the Commission has issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer

Free Writing Prospectus or the Prospectus or that any proceeding for any such purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been instituted or threatened by the Commission. The Company has not received any notice that the Commission has issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus or that any proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or to be incorporated by reference in the Prospectus. The Company has not received any notice of any objection by the Commission to the use of the form of the Registration Statement.

(2) The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the 1933 Act Regulations) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), in each case at all times since the filing of the Registration Statement.

(3) The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Time, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus, when they were filed with the Commission, conformed in all material respects, to the requirements of the 1934 Act and the 1934 Act Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform, in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the business day immediately prior to the date hereof.

(4) The Registration Statement does not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(5) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(6) The Prospectus, and any amendment or supplement thereto, will not, as of its date and at the Closing Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(7) The documents incorporated by reference in any Preliminary Prospectus did not, any further documents incorporated by reference therein will not, when filed with the Commission, and any documents incorporated by reference in the Prospectus will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries is a corporation, limited liability company, limited partnership or business trust that has been duly formed, is validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, limited partnership or business trust authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(iv) Capitalization. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any ownership interest in the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

(v) Subsidiaries. The entities listed on Schedule B hereto are the only material subsidiaries, direct or indirect, of the Company in which the Company controls greater than 50% of the voting power of such entity. All of the outstanding shares of capital stock, limited liability company or partnership interests or other ownership interests, as applicable, of each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly (except as set forth on Schedule B hereto) through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”), except as disclosed in the Disclosure Package.

(vi) No Violation. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

(vii) No Conflicts. The execution, delivery and performance of this Agreement, the compliance by the Company with all the provisions hereof, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Disclosure Package will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency having jurisdiction over the Company or its subsidiaries (except (x) such as may be required under the securities or Blue Sky laws of the various states or (y) any consent under the 1933 Act which has already been obtained), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (A) the charter or by-laws of the Company or any of its subsidiaries or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for breaches or defaults that would not be material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (iii) (assuming compliance with all applicable state securities or Blue Sky laws, rules and regulations) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound or (v) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

(viii) Absence of Proceedings. There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described as required; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(ix) No Violation of Certain Laws. Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

(x) Possession of Licenses and Permits. Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(xi) Environmental Clean-Up Costs. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization of Stock. The shares of the Stock to be issued and sold by the Company to the Underwriter hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and will be free and clear of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights or any other Liens.

(xiv) Title to Property. Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries considered as a whole, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens and defects; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

(xv) Insurance. Except as otherwise set forth in the Prospectus, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

(xvi) Independent Accountants. Ernst & Young LLP are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act.

(xvii) Financial Statements. The consolidated financial statements included (or otherwise incorporated by reference) in the Registration Statement and the Disclosure Package (and any amendment or supplement thereto), together with related schedules and notes, present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) and to be set forth in the Prospectus are or will be, as applicable, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(xviii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Stock, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xix) No Other Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Stock registered pursuant to the Registration Statement.

(xx) No Adverse Reports. Except as publicly disclosed by Moody’s or S&P before the date of this Agreement, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company.

(xxi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package other than as set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

(xxii) Internal Controls.

(1) The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and have maintained a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(2) (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the 1934 Act is accumulated and communicated to the management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(3) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxiii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(xxiv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, nor has the Company received any notice that any such action, suit or proceeding against the Company is threatened.

(xxv) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Purchase of Stock by Underwriter. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Stock. The Underwriter shall purchase such Stock at a price of $23.65 per share (the “Purchase Price”).

SECTION 3. Delivery of and Payment for Stock. Payment of the Purchase Price for, and delivery of, the Stock shall be made at the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Central time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Delivery of the Stock shall be made to the Underwriter against payment by the Underwriter of the Purchase Price of the Stock being sold by the Company to or upon the order of the Company by wire transfer in immediately available funds to the account specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Company shall deliver the Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.

SECTION 4. Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

(a) Compliance with Securities Regulations. The Company (i) will prepare the Prospectus in a form approved by the Underwriter and file the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the 1934 Act before the termination of the offering of the Stock by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Underwriter after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Underwriter with copies thereof; (iv) will advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the 1933 Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) will use its reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b) Filing of Amendments. The Company will prepare and file with the Commission, promptly upon the request of the Underwriter, any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the good faith opinion of the Underwriter, may be necessary or advisable in connection with the offering of the Stock.

(c) Delivery of Registration Statements and Prospectuses. The Company will furnish to the Underwriter and to counsel for the Underwriter such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the 1934 Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(d) Continued Compliance with Securities Laws. During the period in which the Prospectus relating to the Stock (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations) is required to be delivered under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act and by the 1933 Act Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the 1933 Act, the Company will promptly notify the Underwriter and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to the Underwriter as many written and electronic copies of any such amendment or supplement as the Underwriter may from time to time reasonably request.

(e) Rule 158. As soon as practicable, the Company will make generally available to its security holders and the Underwriter an earnings statement satisfying the requirements of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

(f) Payment of Expenses. The Company agrees, whether or not this Agreement is terminated or the sale of the Stock to the Underwriter is consummated, to pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering this Agreement, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Stock; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 4(l) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel to the Underwriter); (vi) any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Stock (including related fees and expenses of counsel to the Underwriter); (vii) the listing of the Stock on the New York Stock Exchange; (viii) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriter)); and (ix) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(f). It is understood, however, that, except as provided in this Section 4(f) or Sections 7 and 9 hereof, the Underwriter will pay all of its own costs and expenses, including the fees and expenses of counsel to the Underwriter and any advertising expenses incurred in connection with the offering of the Stock. If the sale of the Stock provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 of this Agreement which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriter’s obligations hereunder is not fulfilled or if the Underwriter declines to purchase the Stock for any reason permitted under this Agreement (other than by reason of a default by the Underwriter pursuant to Section 9 or if the Underwriter terminates this Agreement under Section 9 of this Agreement), the Company will reimburse the Underwriter for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriter) incurred by the Underwriter in connection with any investigation or preparation made by it in respect of the marketing of the Stock or in contemplation of the performance by it of its obligations hereunder.

(g) Reporting Requirements. Until termination of the offering of the Stock, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Stock as set forth in the Disclosure Package and the Prospectus.

(i) Restriction on Sale of Stock. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

(j) Commission Filing Fees. The Company will pay the required Commission filing fees relating to the Stock within the time period required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(k) Rule 430B(h). If required by Rule 430B(h) of the 1933 Act Regulations, the Company will prepare a prospectus in a form approved by the Underwriter and file such prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that is not approved by the Underwriter promptly after reasonable notice thereof.

(l) Blue Sky Qualifications. The Company will cooperate with the Underwriter and with counsel to the Underwriter in connection with the qualification of the Stock for offering and sale by the Underwriter and by dealers under the securities laws of Canada and such other jurisdictions as the Underwriter may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, however, that in no event will the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Stock, in any jurisdiction where it is not now so subject.

(m) Stabilization and Manipulation. The Company will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

(n) Book-Entry Transfer. The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Stock for “book-entry” transfer through the facilities of DTC.

SECTION 5. Free Writing Prospectuses.

(a) The Company represents and warrants to, and agrees with, the Underwriter that (i) the Company has not made, and will not make, any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior consent of the Underwriter (which consent being deemed to have been given with respect to any Issuer Free Writing Prospectus identified on Schedule A hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the 1933 Act Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Stock are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Underwriter represents and warrants to, and agrees with, the Company that it has not made, and will not make any offer relating to the Stock that would constitute, and has not used or otherwise referred to and will not use or otherwise refer to, a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations but excluding any road show that is a free writing prospectus) required to be filed with the Commission, without the prior consent of the Company.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

SECTION 6. Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings required by Rule 424(b) or Rule 433 of the 1933 Act Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Underwriter; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Stock for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the 1933 Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriter and complied with to the reasonable satisfaction of the Underwriter.

(b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received (i) the opinion, dated as of Closing Time, of Baker & McKenzie LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request and (ii) the opinion, dated as of the Closing Time, of Baker & McKenzie, S.C., Mexican counsel for the Company, to the effect set forth in Exhibit B hereto.

(c) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the opinion, dated as of Closing Time, of Weil, Gotshal & Manges LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

(d) Officers’ Certificate. The Underwriter shall have received a certificate, dated as of the Closing Time, signed by the Chairman of the Board or the President or any Executive or Senior Vice President of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company, each in his capacity as such officer, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Time, and the

Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Time; (ii) the Company has not received any notice that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Company has not received any notice of any objection by the Commission to the use of the form of Registration Statement or any post-effective amendment thereto; (iii) all filings required by Rule 424(b) or Rule 433 of the 1933 Act Regulations have been made within the time periods prescribed by such Rules; (iv) the signers of such certificate have carefully examined the Registration Statement, the most recent Preliminary Prospectus, the Disclosure Package and the Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference into the most recent Preliminary Prospectus and the Prospectus), and, in their opinion, the Registration Statement as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, at the Closing Time, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1933 Act and the 1933 Act Regulations or the 1934 Act and 1934 Act Regulations that upon such filing would be deemed to be incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so filed; and (vi) no event referred to in Section 6(e) hereof has occurred.

(e) No Adverse Changes. Except as described in the most recent Preliminary Prospectus and the Prospectus, (i) neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the good faith judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Stock or on the terms and in the manner contemplated in the Prospectus.

(f) Accountant’s Comfort Letter. The Underwriter shall have received from Ernst & Young LLP a letter in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h) Additional Documents. Prior to or at the Closing Time, the Underwriter shall have been furnished by the Company such additional documents and certificates as the Underwriter or counsel for the Underwriter may reasonably request for the purpose of enabling them to pass upon the sale of the Stock as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(i) Maintenance of Rating. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Rule 436(g)(2) of the 1933 Act Regulations), and (ii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications.

(j) Change in Financial Markets. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the good faith judgment of the Underwriter, impracticable or inadvisable to proceed with the offering of the Stock or on the terms and in the manner contemplated in the Prospectus.

(k) Approval of Listing. The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(l) Lock-up Agreements. The Underwriter shall have received an agreement, dated the date of this Agreement, substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Underwriter and to counsel for the Underwriter. The Company will furnish to the Underwriter conformed copies of such opinions, certificates, letters and other documents in such number as the Underwriter will reasonably request.

SECTION 7. Indemnification and Contribution.

(a) Indemnification of Underwriter. The Company will indemnify and hold harmless the Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof) to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, any such issuer information or any Non-Prospectus Road Show, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses as reasonably incurred by the Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any such issuer information (which information is specified in Section 12 hereof).

(b) Indemnification of Company. The Underwriter will indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus (which information is specified in Section 12 hereof).

(c) Actions against Parties; Notification. Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action will be brought against any indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that the Underwriter will have the right to employ counsel to represent the Underwriter who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under Section 7(a) if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriter will have been advised by counsel that there may be one or more legal defenses available to the Underwriter which are different from or additional to those available to the Company and in the judgment of such counsel it is advisable for the Underwriter to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel satisfactory to the Underwriter, in which event the fees and expenses of such separate counsel will be paid by the Company. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act b or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution. If the indemnification provided for in Section 7(a) or 7(b) is unavailable or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage or liability indemnified under Section 7(a) or 7(b) above, then each indemnifying party pursuant to such Section will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Stock (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), the Underwriter will not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

(e) Parties Entitled to Indemnification. The obligations of the Company under this Section 7 will be in addition to any liability that the Company may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 7, to the respective officers and directors of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriter under this Section 7 will be in addition to any liability that the Underwriter may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

SECTION 8. [Reserved.]

SECTION 9. Termination of Agreement. Until the Closing Time, this Agreement may be terminated by the Underwriter by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Time, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(e), 6(i) and 6(j) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriter’s obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or the Underwriter, except as otherwise provided in Sections 4(f) and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

SECTION 10. Survival of Certain Provisions. The agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 4 of this Agreement will survive the delivery of the Stock to the Underwriter hereunder and will remain in full force and effect, regardless of any investigation made by or on behalf of any indemnified party.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Lehman Brothers Inc., 1271 Avenue of the Americas, 42nd Floor, New York, New York 10020, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 1271 Avenue of the Americas, 44th Floor, New York, New York 10020 (Fax: 212-520-0421); and notices to the Company shall be directed to it at 4845 US Hwy 271 N., Pittsburg, Texas 75686-0093, Attention: Richard A. Cogdill (Fax: 903-434-1392) with a copy, in the case of any notice pursuant to Section 7(c), to Baker & McKenzie LLP, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, TX 75201, Attention: Alan G. Harvey, Esq.

SECTION 12. Information Furnished by Underwriter. The Underwriter confirms that the statements (i) in the first sentence of the second paragraph under “Underwriting—Commissions and Expenses,” (ii) in the paragraphs under “Underwriting—Electronic Distribution” and (iii) in the paragraphs under “Selling Restrictions,” in each case, in the most recent Preliminary Prospectus and the Prospectus constitute the only written information furnished to the Company by the Underwriter.

SECTION 13. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Stock that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 14. Nature of Relationship. The Company acknowledges and agrees that in connection with the offering and the sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriter, on the other hand, exists; (ii) the Underwriter is not acting as an advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriter, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriter and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering.

SECTION 15. Parties. This Agreement will inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the indemnities of the Company contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the 1933 Act and (b) the indemnification agreement of the Underwriter contained in Section 7 of this Agreement will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the 1933 Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[The Remainder of this Page Is Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours,

PILGRIM’S PRIDE CORPORATION

By:	/s/ Richard A. Cogdill
Name:	Richard A. Cogdill
Title:	Chief Financial Officer, Secretary and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

LEHMAN BROTHERS INC.

By:	/s/ Peter J. Moses
Authorized Representative

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE A

Issuer Free Writing Prospectuses

•	Issuer Free Writing Prospectus, dated May 13, 2008, relating to the offering of the Stock, as filed pursuant to Rule 433 under the 1933 Act and attached hereto.

Orally Conveyed Pricing Information

•	Price to public: $24.00 per share.

Schedule A-1

Filed pursuant to Rule 433

Issuer Free Writing Prospectus dated May 13, 2008

relating to Registration Statement No. 333-130113

7,500,000 Shares

Pilgrim’s Pride Corporation

Common Stock

Issuer:	Pilgrim’s Pride Corporation, a Delaware corporation

NYSE symbol:	PPC

Common stock offered:	7,500,000 shares

Common stock to be outstanding after this offering:	74,055,733 shares*

Closing date:	May 16, 2008

Use of proceeds:	We will receive net proceeds from this offering of approximately $180 million (after deducting estimated offering expenses). We intend to use the proceeds from the sale to reduce indebtedness outstanding under two of our revolving credit facilities and for general corporate purposes. These revolving credit facilities provide for interest rates of LIBOR plus 0.75% to LIBOR plus 2.75% and LIBOR plus 1.00% to LIBOR plus 3.00%, respectively, and mature on February 2013 and September 2016, respectively.

Underwriter:	Lehman Brothers

* The common stock to be outstanding after this offering is based on 66,555,733 shares outstanding as of May 13, 2008

Pilgrim’s Pride Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the company has filed with the SEC for more complete information about the company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Pilgrim’s Pride Corporation, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-888-603-5847.

Schedule A-2

SCHEDULE B

List of Subsidiaries

1.	PFS Distribution Company

2.	GK Finance Corporation

3.	Pilgrim’s Pride Funding Corporation

4.	Pilgrim’s Turkey Company, LLC

5.	PPC of Delaware Business Trust

6.	PPC of Delaware, Inc.

7.	PPC Transportation Company

8.	Pilgrim’s Pride, LLC

9.	PPC of Delaware LLC

10.	POPPSA 3, LLC

11.	POPPSA 4, LLC

12.	AgraTech Seeds Inc.

13.	AgraTrade Financing, Inc.

14.	Agvestments, Inc.

15.	GK Pecans, Inc.

16.	Luker Inc.

17.	PPC of Alabama, Inc.

18.	Pilgrim’s Pride Corporation Foundation, Inc.

19.	GC Properties, GP

20.	Pilgrim’s Pride Corporation Political Action Committee, Inc.

21.	Pilgrim’s Pride Affordable Housing Corporation

22.	Pilgrim’s Pride of Nevada, Inc.

23.	PPC Marketing, Ltd.

24.	GK Insurance Company

25.	Valley Rail Service, Inc.

26.	Pilgrim’s Pride Corporation of West Virginia, Inc.

27.	Mayflower Insurance

28.	To-Ricos Distribution, Ltd.

29.	To-Ricos, Ltd.

30.	Avicola Pilgrim’s Pride de Mexico, S. de R. L. de C.V.

31.	Carnes y Productos Avicola de Mexico S. de R. L. de C.V. (Inactive)

32.	Comercializadora de Carnes de Mexico S. de R. L. de C.V.

Schedule B-1

33.	Compania Incubadora Hidalgo S. de R.L. de C.V.

34.	Gallina Pesada S.A. de C.V. (52.6% owned by Incubadora Hidalgo S. de R.L. de C.V.)

35.	Grupo Pilgrim’s Pride Funding Holdings S. de R.L. de C.V.

36.	Grupo Pilgrim’s Pride Funding S. de R.L. de C.V.

37.	Inmobiliaria Avicola Pilgrim’s Pride, S. de R. L. de C.V.

38.	Operadora de Productos Avicolas S. de R. L. de C.V. (Inactive)

39.	Pilgrim’s Pride S. de R. L. de C.V.

40.	Servicios Administrativos Pilgrim’s Pride S. de R. L. de C.V.

Schedule B-2

SCHEDULE C

List of Persons and Entities Delivering Lock-up Agreements

1.	Lonnie “Bo” Pilgrim

2.	Patricia R. Pilgrim

3.	Lonnie K. Pilgrim

4.	Pilgrim Interests Ltd.

5.	PFCP, Ltd.

Schedule C-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

(i) each of the Company and its subsidiaries that is listed on Schedule B to the Agreement and that is organized under the laws of the State of Delaware or Texas is a corporation, limited liability company, limited partnership or business trust validly existing and, in the case of any such corporation or business trust, in good standing under the laws of its jurisdiction of incorporation or formation and has the power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

(ii) the Company is duly qualified and is in good standing as a foreign corporation in the States of Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Oklahoma, Tennessee, Texas and West Virginia;

(iii) to this firm’s knowledge, except as set forth in the Prospectus, all of the outstanding shares of capital stock, limited liability company or partnership interests or other ownership interests, as applicable, of each of the Company’s subsidiaries that is listed on Schedule B to the Agreement are owned by the Company (except as indicated on Schedule B to the Agreement), directly or indirectly through one or more subsidiaries free and clear of any security interest, mortgage, pledge, lien, or claim, and all of the outstanding shares of capital stock of each of the Company’s corporate subsidiaries that is listed on Schedule B to the Agreement have been duly authorized and validly issued and are fully paid and non-assessable;

(iv) the Agreement has been duly authorized, executed and delivered by the Company;

(v) the shares of the Stock to be issued and sold by the Company to the Underwriter under the Agreement have been duly authorized and, upon payment and delivery in accordance with the Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus;

(vi) there are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or to purchase shares of the Stock. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s charter or by-laws (or similar organization documents) or any agreement or other instrument known to this firm;

(vii) the Registration Statement became effective upon the filing thereof under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to this firm’s knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission;

(viii) the Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations;

Exhibit A-1

(ix) the documents incorporated by reference in the Prospectus (other than the financial statements and financial data included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations;

(x) the information set forth in the most recent Preliminary Prospectus and in the Prospectus under the caption “Description of Common Stock,” insofar as such information constitutes a summary of the legal matters or describes certain terms or provisions of the agreements referred to therein, fairly presents the information called for with respect to such legal matters and agreements;

(xi) the execution, delivery and performance of the Agreement by the Company, the compliance by the Company with all the provisions of the Agreement, the consummation by the Company of the transactions contemplated thereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Disclosure Package will not (A) require any consent, approval, authorization or other order of, or qualification with, any federal, Delaware corporate, New York or Texas court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states, as to which we express no opinion), (B) violate or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound and of which this firm is aware, except for violations, breaches or defaults which could not reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries, taken as a whole, (C) violate any applicable federal, Delaware corporate, New York or Texas law, rule or regulation (other than federal or state securities or Blue Sky laws, rules or regulations, as to which this firm expresses no opinion) or, to this firm’s knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, or (D) to this firm’s knowledge, result in the imposition or creation of (or the obligation to create or impose) a security interest, mortgage, pledge, lien, or claim under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

(xii) this firm does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described as required, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

(xiii) the Company is not and, after giving effect to the offering and sale of the Stock, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(xiv) except as otherwise set forth in the Prospectus, to this firm’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Stock registered pursuant to the Registration Statement.

Exhibit A-2

This firm has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriter, and counsel for the Underwriter, at which conferences the contents of the Registration Statement, as amended, the most recent Preliminary Prospectus, the Issuer Free Writing Prospectus dated May 13, 2008 and the Prospectus and related matters were discussed and, although this firm has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, as amended, the most recent Preliminary Prospectus, the Issuer Free Writing Prospectus dated May 13, 2008 or the Prospectus, no facts have come to this firm’s attention that lead this firm to believe that

1. the Registration Statement, as amended, on the Effective Date or the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading,

2. the Prospectus, on the date thereof or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or

3. the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectus dated May 13, 2008, on the dates thereof or at the Applicable Time, contained or contain any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, it being understood that this firm expresses no view with respect to the financial statements and notes thereto, the financial statement schedules and the other financial and accounting data included in the Registration Statement, as amended, the most recent Preliminary Prospectus or the Prospectus.

In rendering the opinions set forth in Paragraphs (i) and (ii), this firm has relied solely on certificates of authorities in the States of Delaware, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Oklahoma, Tennessee, Texas and West Virginia, copies of which have been furnished to you.

In rendering the opinions set forth above, this firm has relied as to factual matters (including materiality) upon certificates of appropriate officers of the Company. In rendering the opinion set forth in paragraph (xi), this firm has not conducted any analysis of compliance with any numeric or financial standards contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument and this firm expresses no opinion with respect thereto or the effects thereof.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, except in the case of paragraph (xi) above, which includes the laws of the State of New York. Insofar as any of the matters described in paragraph (iii) are governed by the federal or state laws of Mexico, such matters have been addressed by the opinion of Baker & McKenzie, S.C., a copy of which has been furnished to you, and this firm does not render any opinion with respect to such matters. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinions herein as to the General Corporation Law of the State of Delaware are based upon the unofficial compilation thereof contained in Aspen Law & Business Delaware Laws Affecting Business Entities Annotated, [2006 Fall Edition].

Exhibit A-3

The qualification of any opinion or statement herein by the use of the words “to this firm’s knowledge,” “known to this firm,” “of which this firm is aware” or similar phrase means that during the course of representation as described in this opinion, no information has come to the attention of the attorneys of this firm involved in the transactions described which would give such attorneys current actual knowledge of the existence of the facts so qualified. Except as set forth herein, we have not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

Although we have acted as counsel to the Company in connection with certain matters other than the offering of the Stock, our engagement is limited to certain matters as to which we have been consulted. Consequently, there exist matters of a factual or legal nature involving the Company or its subsidiaries in connection with which we have not been consulted and have not represented the Company.

Without this firm’s prior written consent, this opinion may not be relied upon by any person or entity other than you, may not be quoted in whole or in part or otherwise referred to in any report or document, and may not be furnished to any other person or entity (other than your legal counsel or employees).

This firm disclaims any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein after the date hereof.

Respectfully submitted,

BAKER & McKENZIE LLP

Exhibit A-4

Exhibit B

FORM OF OPINION OF COMPANY’S MEXICO COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

1. Each of the Mexican Subsidiaries is an entity duly organized and validly existing under the laws of Mexico as a limited liability company or corporation, as applicable; by “duly organized” we mean that each of the Mexican Subsidiaries is duly registered in the Public Registry of Commerce of the corporate domicile of such Mexican Subsidiary, and has the power and authority to carry on its business as presently conducted and to own, lease and operate its properties.

2. Each of the Mexican Subsidiaries is duly qualified and in good standing as a Mexican corporation or a limited liability company, as applicable, authorized to do business in each jurisdiction in Mexico in which the nature of the business or its ownership or leasing of property requires such qualification.

3. To our knowledge, all of the outstanding equity participations of each of the Mexican Subsidiaries, other than Gallina Pesada, S.A. de C.V., are owned by the Corporation directly or indirectly through one or more subsidiaries.

4. To our knowledge, the Corporation owns indirectly 52.6% of the capital stock of Gallina Pesada, S. A. de C. V., through Incubadora Hidalgo, S. de R. L. de C. V., as set forth in Exhibit A attached hereto.

5. To our knowledge, all of the equity participations of the Mexican Subsidiaries owned directly or indirectly by the Corporation are free and clear of any security interest, lien or encumbrance other than the equity participations issued by the Equity Issuers, that are pledged in favor of ING Capital LLC in its capacity as agent and for the benefit of certain lenders named in the Credit Agreement, by means of the Pledge Agreements, to guarantee the obligations acquired by APPM deriving from the Credit Agreement.

6. To our knowledge, all of the outstanding shares of capital stock or equity participations, as applicable, of each of the Mexican Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

Our opinions are limited to the matters expressly set forth herein and to Mexican corporate laws and facts existing on the date hereof and no opinion is to be imposed or inferred beyond the matters or areas of law expressly so stated. We do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

The opinions expressed in this letter are intended solely for your use and only in connection with the transactions described in the Agreement, and should not be relied upon by any other person or for any other purpose, without our prior written consent.

Very truly yours,

Baker & McKenzie, S.C.

Exhibit B-1

Exhibit C

FORM OF LOCK-UP AGREEMENT

TO BE DELIVERED PURSUANT TO SECTION 6(l)

May 12, 2008

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, New York 10019

Re:	Proposed Public Offering by Pilgrim’s Pride Corporation

Ladies and Gentlemen:

The undersigned, a stockholder [and an officer] of Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), understands that Lehman Brothers Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Agreement”) with the Company providing for the public offering of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 60 days from the date of the Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Very truly yours,

Signature:
Print Name:

Exhibit C-1